UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

SOCIETY PASS INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	001-41037	83-1019155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

701 S. Carson Street, Suite 200 Carson City, Nevada 89701

(Address of principal executive offices)

(+65) 6518-9385

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOPA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Results of the Annual Meeting of Stockholders

Society Pass Incorporated (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 27, 2023.  An aggregate of 45,284,722 votes, or 71.69% of the Company’s 63,171,523 votes that were eligible to vote on each matter that came before the Annual Meeting, based on the record date of May 8, 2023 for the Annual Meeting, were present or voted at the Annual Meeting, constituting a quorum.

The following proposals were voted upon at the Annual Meeting, with the results of such voting as set forth below. The proposals are described in greater detail in the Company’s most recent definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 17, 2023 (the “Proxy Statement”).

Proposal No. 1: Election of Directors Proposal

Nominee	For	Withheld	% Voted For	% Voted Withheld
Dennis Nguyen	39,471,288	234,810	99.41%	0.59%
Tan Bien Kiat	39,436,946	268,152	99.32%	0.68%
Jeremy Miller	39,351,574	354,524	99.11%	0.89%
Linda Cutler	39,515,703	190,395	99.52%	0.48%
John Mackay	39,491,802	214,296	99.46%	0.54%

Proposal No. 2: Auditor Ratification Proposal

For	Against	Abstain
45,080,661	171,214	32,277

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Society Pass Incorporated

	By:	/s/ Dennis Nguyen
	Name:	Dennis Nguyen
	Title:	Chief Executive Officer

Date: July 3, 2023

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